EXHIBIT 99.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of July 30, 2007, by and between CARDIOGENESIS CORPORATION, a California corporation (the “Company”), and Richard P. Lanigan, an individual (the “Executive”).
R E C I T A L
     The Company desires to employ Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity pursuant to the terms and conditions set forth herein.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:
     1. EMPLOYMENT AND COMPENSATION.
          1.1 EMPLOYMENT. The Company hereby agrees to employ the Executive as the President of the Company, reporting to the Board of Directors or, at the specific request of the Board, the Chief Executive Officer (if any) of the Company, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills on such reasonable duties as shall be assigned to him by the Company commensurate with such position. The term of this Agreement shall commence on July, 30, 2007 and expire on June 30, 2008 unless sooner terminated pursuant to the terms and provisions herein stated. This Agreement shall automatically be extended for additional one (1) year renewal terms (unless sooner terminated pursuant to the terms and provisions herein) unless either party gives written notice to the other to terminate this Agreement at least thirty (30) days prior to the end of the preceding term.
          1.2 COMPENSATION.
               (a) Base Salary. For all of the services rendered by Executive hereunder, Executive’s annual base salary shall be $247,500 (as may be increased by the Board of Directors from time to time, the “Base Salary”), payable in accordance with the Company’s ordinary payroll practices (but in any event no less often than monthly). Such base salary shall not be reduced during the term of this Agreement without the express written consent of Executive. The Company agrees that Executive’s base salary and performance will thereafter be reviewed at least annually by the Company to determine if an increase in compensation is appropriate, which increase shall be in the sole discretion of the Board of Directors of the Company.
               (b) Benefits. During the term of employment Executive shall be provided such benefits and be permitted to participate in all equity compensation and fringe benefit plans made available to employees of the Company generally and to management level employees of the Company which, from time to time at the Company’s discretion may be provided. Such benefits shall include, at a minimum, medical insurance (including prescription drug) for Executive and his spouse. Executive shall be entitled to no less than three (3) weeks paid vacation per year.

               (c) Perquisites. Executive shall be entitled to continue to receive perquisites and fringe benefits pertaining to the office of the President of the Company in accordance with present practice and appropriate to the industry.
               (d) Bonuses. Executive shall be eligible for annual discretionary bonuses in an amount and on such terms as may be approved by the Board of Directors of the Company (or the Compensation Committee thereof) and shall be eligible to participate in any bonus plan approved by the Board of Directors for management level employees of the Company with the nature and extent of such participation to be determined by the Board of Directors in its discretion. The Company and Executive agree that Executive’s target performance-based bonus compensation for calendar 2007 is thirty percent (30%) of the Base Salary and will not be less than thirty percent (30%) of the Base Salary in any subsequent year of this Agreement. Unless such bonus is discretionary until paid or is contingent upon Executive remaining employed by the Company during all or a portion of the year in which the bonus is actually paid, any bonus shall be paid to Executive no later than March 15 of the year following the calendar year in which the bonus was earned.
               (e) Expenses. The Company shall reimburse Executive on a timely basis for all ordinary and necessary business expenses incurred in the discharge of his duties and responsibilities under this Agreement, in line with Company policy and in accordance with the Company’s expense approval procedures then in effect upon presentation to the Company of an itemized account and appropriate written proof of such expenses.
     2. STOCK OPTIONS: ACCELERATION OF OPTIONS. Notwithstanding any provisions of the Company’s option or stock incentive plan, or of the Executive’s stock option or restricted stock agreements, in the event of a “Corporate Transaction” or “Change in Control,” as defined below, during the period of the Executive’s employment with the Company, all of the Executive’s stock options shall vest in full and all rights of the Company to repurchase restricted stock of the Executive shall terminate.
     For purposes hereof, “Change in Control” shall mean a change in ownership or control of the Company effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.
     For purposes hereof, “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Company is a party:
               (a) A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
               (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

     3. TERMINATION.
          3.1 TERMINATION BY THE COMPANY FOR CAUSE. Any of the following acts or omissions shall constitute grounds for the Company to terminate the Executive’s employment pursuant to this Agreement for “cause”:
               (a) Willful misconduct by Executive causing material harm to the Company or repeated failure by the Executive to follow the reasonable directives of the Board of Directors (or a designated committee thereof), but only if, in either case, Executive shall not have discontinued such misconduct or failure within 30 days after receiving written notice from the Company describing the misconduct or failure and stating that the Company will consider the continuation of such misconduct or failure as cause for termination of this Agreement,
               (b) Any material act or omission by the Executive involving gross negligence in the performance of the Executive’s duties to, or material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company,
               (c) Any illegal act by the Executive which materially and adversely affects the business of the Company, provided that the Company may suspend the Executive with pay while any allegation of such illegal act is investigated, or
               (d) any felony committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such felonious act is investigated.
     Termination by the Company for cause shall be accomplished by written notice to the Executive and, in the event of a termination pursuant to Sections 3.1(a), 3.1(b), and/or 3.1(c) above, shall be preceded by a written notice providing a reasonable opportunity for the Executive to correct his conduct.
          3.2 TERMINATION FOR DEATH OR DISABILITY. In addition to termination for cause pursuant to Section 3.1 hereof, the Executive’s employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term “totally disabled” means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Company’s Board of Directors and reasonably agreed to by the Executive, following such one hundred eighty (180) day period.
          3.3 TERMINATION FOR GOOD REASON. Executive’s employment pursuant to this Agreement may be terminated by the Executive for “good reason” if the Executive voluntarily terminates his employment as a result of any of the following; provided, however, that Executive shall be required to give written notice to the Company of any condition that would constitute the “good reason” event within ninety (90) days of the initial existence of the condition and the Company shall have thirty (30) days thereafter to cure any such “good reason” condition:

               (a) Without the Executive’s prior written consent, a reduction in his then current Base Salary; or
               (b) Without the Executive’s prior written consent, the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive’s employment as set forth in Section 1 of this Agreement,
               (c) Without Executive’s prior written consent, a relocation of the Executive’s place of employment outside of Orange County, California, or
               (d) Without Executive’s prior written consent, a material modification of Executive’s reporting obligations which results in Executive primarily reporting to persons other than the Board of Directors (or a designated committee thereof) or the Chief Executive Officer of the Company, if any.
          3.4 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement, and the employment of the Executive under this Agreement, without cause, at any time upon at least thirty (30) days’ prior written notice to the Executive. This Section 3.4 shall not apply to a termination of the Executive by the Company as a result of a “Corporate Transaction” or “Change in Control,” but, instead, the provisions of Section 3.5 below shall apply.
          3.5 TERMINATION DUE TO CORPORATE TRANSACTION OR CHANGE IN CONTROL. The Company may terminate this Agreement and the employment of the Executive under this Agreement, upon at least thirty (30) days’ prior written notice to the Executive in the event of a “Corporate Transaction” or “Change in Control,” as defined in Section 2, during the period of the Executive’s employment. The Executive may terminate this Agreement and the employment of the Executive under this Agreement upon at least thirty (30) days’ prior written notice to the Company upon the occurrence of a “Corporate Transaction” or “Change in Control,” as defined in Section 2, during the period of Executive’s employment if any of the following occur as a result of the “Corporate Transaction” or “Change in Control”: (i) a reduction in Executive’s current Base Salary, (ii) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive’s employment as set forth in Section 1 of this Agreement or a material modification of Executive’s reporting obligations which results in Executive primarily reporting to persons other than the Board of Directors (or a designated committee thereof) or the Chief Executive Officer of the Company (or any successor entity), if any, (iii) the failure by the Company to obtain from any successor an agreement to assume and perform this Agreement; (iv) Executive is not offered a new employment agreement; or (v) Executive is not offered a new employment agreement on substantially the same terms as provided in this Agreement.
          3.6 PAYMENTS UPON REMOVAL OR TERMINATION.
               (a) If, during the term of this Agreement, the Executive resigns for one of the reasons stated in Section 3.3, or if the Company terminates Executive’s employment pursuant to Section 3.4 above, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive’s termination, (iii) severance payment in an amount equal to six months of Executive’s then-current Base Salary; (the “Section 3.6(a) Severance Amount”), and (iv) to the extent not already vested under Section 2 or otherwise all of Executive’s options to purchase shares of the Company’s common stock and restricted stock shall vest by six additional months, and such options shall otherwise be exercisable in accordance with their terms. In addition, in such event, Executive shall be entitled to (a) a prorated payment equal to the target bonus amount for which Executive would be eligible for the year in which such resignation or termination occurred, and (b) continuation of the insurance benefits set forth in Exhibit A, for six months, to the extent that such benefits are offered to any management-level employees at the time of termination. The payments provided by this paragraph 3.6(a) shall be Executive’s complete and exclusive remedy for any such termination.
               (b) If, during the term of this Agreement, the Company terminates Executive’s employment pursuant to Section 3.5 above or the Executive terminates his employment pursuant to Section 3.5 above, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive’s termination, (iii) severance payment in an amount equal to twelve months of Executive’s then-current Base Salary (the “Section 3.6(b) Severance Amount”); and (iv) to the extent not already vested under Section 2 or otherwise all of Executive’s options to purchase shares of the Company’s common stock and restricted stock shall accelerate and automatically vest, and such options shall otherwise be exercisable in accordance with their terms. In addition, in such event, Executive shall be entitled to (a) a prorated payment equal to the target bonus amount for which Executive would be eligible for the year in which such resignation or termination occurred, and (b) continuation of the insurance benefits set forth in Exhibit A, for twelve months, to the extent that such benefits are offered to any management-level employees at the time of termination. The payments provided by this paragraph 3.6(b) shall be Executive’s complete and exclusive remedy for any such termination.
               (c) All payments required to be made by the Company to the Executive pursuant to this Section 3 shall be paid on a regular basis in accordance with the Company’s normal payroll procedures and policies, including, without limitation, the Section 3.6(a) Severance Amount and Section 3.6(b) Severance Amount (either being referred to herein as a “Severance Amount”), each of which shall be paid at such times and in such amounts consistent with the Company’s normal payroll procedures and policies over the number of months immediately succeeding the date of termination that is equal to the number of months of Base Salary payable as the applicable Severance Amount. If the Company terminates the Executive’s employment pursuant to Sections 3.1 or 3.2, or if the Executive voluntarily resigns (except as provided in Section 3.3 or Section 3.5), then the Executive shall be entitled to only the compensation set forth in items (i) and (ii) of Section 3.6(a).
               (d) To the extent that any or all of the payments and benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and, but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then at the Executive’s election:
                    (i) The Executive shall receive all such payments and benefits the Executive is entitled to receive hereunder, and any liability for taxes pursuant to the above shall be the liability solely of the Executive; or
                    (ii) The aggregate amount of such payments and benefits shall be reduced such that the present value thereof (as determined under the Code and applicable regulations) is equal to 2.99 times the Executive’s “base amount” (as defined in Section 280G of the Code).

     The determination of any reduction or increase of any payment or benefits under this paragraph pursuant to the foregoing provision shall be made by a nationally recognized public accounting firm chosen by the Company in good faith, and such determination shall be conclusive and binding on the Company and the Executive.
               (e) Notwithstanding anything to the contrary in this Agreement, in the event any payment required to be made pursuant to this Section 3 (in any case, a “Section 3 Payment”) or any other benefits under this Agreement are determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Executive is a specified employee as defined in Section 409A(2)(B)(i) of the Code, such amounts will not be paid before the date which is six months after the termination of Executive’s employment. Although it is contemplated that the Section 3 Payment and other benefits resulting from an involuntary termination of employment without Cause will be short-term deferrals that will not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, it is not clear that such treatment will be available in all instances, including, for example, a voluntary termination by you for good reason. The determination of whether and what amount of the Section 3 Payment or other benefits constitute deferred compensation and whether Executive is a specified employee within the meaning of Section 409A(2)(B)(i) of the Code shall be determined by the by the Board of Directors of the Company or its delegate and any such determination shall be final and binding on the Company and the Executive, unless such decisions are determined to be arbitrary and capricious by a court having jurisdiction. The Company makes no representation and the Company shall have no liability to Executive or any other person if any Section 3 Payment or other benefits provided pursuant to the terms of this agreement are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the payment terms of such Section 3 Payment or other benefits do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and this Section 3.6(e).
     4. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 4.
     5. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.
     6. MISCELLANEOUS.
          6.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

          6.2 PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.
          6.3 ARBITRATION. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the rules of the American Arbitration Association. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company.
          6.4 WITHHOLDING TAXES. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.
          6.5 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.
          6.6 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
          6.7 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.
          6.8 COUNTERPART EXECUTION. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.
          6.9 ATTORNEYS’ FEES. Should any legal action or arbitration be required to resolve any dispute over the meaning or enforceability of this Agreement or to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its or his reasonable attorneys fees and costs incurred in such action, in addition to any other relief to which that party may be entitled.
          6.10 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be personally served or sent by United States Mail, and shall be deemed to have been given when personally served or two days after having been deposited in the United States

Mail, registered mail, return receipt requested, with first class postage prepaid and properly addressed as follows

If to Executive:	Richard P. Lanigan
11 Musick
Irvine, CA 92618

If to the Company:	Cardiogenesis Corporation
11 Musick
Irvine, CA 92618
Attn: Chief Financial Officer and Chairman
          6.11 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Executive agrees to sign the Company’s standard form of employee proprietary information and inventions agreement if and when asked to do so during the term of this Agreement and thereafter.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

“COMPANY”

CARDIOGENESIS CORPORATION., a California corporation

By:	/s/ Paul J. McCormick

Paul J. McCormick
Its:	Chairman

“EXECUTIVE”

/s/ Richard. P. Lanigan

Richard P. Lanigan

EXHIBIT A
BENEFITS
•	Health Insurance

•	Dental Insurance

•	Prescription Drug Insurance

•	Group Life Insurance